UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

HOST DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way, Unit# 1

Hollywood, Florida, 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HOST	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2026, Host Digital Inc. (f/k/a Healthy Choice Wellness Corp.) (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), as representative of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 2,187,500 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), to the Underwriters at a public offering price of $8.00 per share (the “Offering”). On September 21, 2026, the Company completed the Offering. The aggregate gross proceeds to the Company from the Offering were approximately $17.5 million before deducting underwriting discounts and commissions and offering expenses. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 328,125 additional Shares at the public offering price.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-291258) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2025 (the “Registration Statement”), a preliminary prospectus supplement, dated September 17, 2026, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and a final prospectus supplement, dated September 17, 2026, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Underwriters and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company currently intends to use the net proceeds from the offering for data center investments, general and administrative expenses, capital expenditures, working capital and other general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein. A copy of the opinion of Sidley Austin LLP, counsel to the Company, relating to the Shares to be issued in the Offering is attached hereto as Exhibit 5.1.

Item 7.01 Regulation FD Disclosure.

On September 17, 2026, the Company issued press releases announcing the launch and pricing of the Offering, respectively. On September 21, 2026, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement, dated September 17, 2026, by and between the Company and Cantor Fitzgerald & Co.
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
99.1	Launch Press Release, dated September 17, 2026
99.2	Pricing Press Release, dated September 17, 2026
99.3	Closing Press Release, dated September 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST DIGITAL INC.

Date:	September 21, 2026	By:	/s/ John Ollet
John Ollet
Chief Financial Officer